Exhibit 99.6

INSTRUCTION TO REGISTERED HOLDER

FROM BENEFICIAL OWNER

FOR

OFFER FOR ALL OUTSTANDING

$450,000,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF

10 3/8% SENIOR DISCOUNT NOTES DUE 2012

IN EXCHANGE FOR

REGISTERED

$450,000,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF

10 3/8% SENIOR DISCOUNT NOTES DUE 2012

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus dated                     , 2004 (the “Prospectus”) of Inmarsat Finance II plc (the “Company”), and accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute the Company’s offer (the “Exchange Offer”) to exchange up to $450,000,000 aggregate principal amount at maturity of its 10 3/8% Senior Notes due 2012 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $450,000,000 aggregate principal amount at maturity of its outstanding 10 3/8% Senior Discount Notes due 2012 (the “Existing Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Notes held by you for the account of the undersigned.

The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (fill in amount for each Series):

$                     of Existing Notes

With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

☐                To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered (if any)):

$                     of Existing Notes*

* New Notes and the untendered portion of Existing Notes must be in minimum denominations of integral multiples of $1,000.

or

☐                NOT to TENDER any Existing Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Existing Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring

(i)

the New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Brown & Wood LLP no-action letter (available February 7, 1997), the Shearman & Sterling no-action letter (available July 2, 1993), the K-III Communications Corporation no-action letter (available May 14, 1993), the Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991) or the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters, (iv) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission and (v) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an “affiliate” of the Company, as defined under Rule 405 under the Securities Act of 1933, as amended. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Existing Notes that were acquired as a result of market making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of such New Notes received in respect of such Existing Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

SIGN HERE

SIGNATURE(S) OF OWNER(S)

Date:

MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF EXISTING NOTES EXACTLY AS NAME(S) APPEAR(S) ON CERTIFICATE(S) REPRESENTING THE EXISTING NOTES OR ON A SECURITY POSITION LISTING OR BY PERSON(S) AUTHORIZED TO BECOME REGISTERED EXISTING NOTE HOLDER(S) BY CERTIFICATES AND DOCUMENTS TRANSMITTED HEREWITH. IF SIGNATURE IS BY TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT, OFFICERS OF CORPORATIONS OR OTHERS ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE PROVIDE THE FOLLOWING INFORMATION.

Name(s):

(PLEASE PRINT)

Capacity (Full Title):

Address:

(INCLUDE ZIP CODE)

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):